Exhibit 99.2

Iconix Brand Group Announces Completion of Refinancing of its 1.50% Convertible Senior Subordinated Notes due March 15, 2018

NEW YORK, March 14, 2018 /PRNewswire/ — Iconix Brand Group Inc. (Nasdaq: ICON) (“Iconix” or the “Company”) today announced it has repaid the remaining $236 million 1.50% convertible senior subordinated notes due March 15, 2018 (the “2018 Notes”).

As previously disclosed, on February 22, 2018, the Company exchanged $125 million aggregate principal amount of 2018 Notes for $125 million aggregate principal amount of new 5.75% convertible senior subordinated secured second lien notes due 2023. Today, the Company drew down $110 million under its senior secured term loan and used those proceeds, along with cash on hand, to make a payment to the trustee under the indenture governing the 2018 Notes in an amount to repay the remaining 2018 Notes at maturity on March 15, 2018.

John Haugh, CEO of Iconix commented, “We are pleased to announce that by repaying our 1.50% notes we have satisfied our near-term debt obligations and significantly improved our balance sheet. This represents a major step forward in our overall strategy to de-lever and achieve an appropriate capital structure.”

Please reference a separate press release released today detailing our fourth quarter and full year 2017 results, as well as our outlook for 2018.

About Iconix Brand Group, Inc.

Iconix Brand Group, Inc. owns, licenses and markets a portfolio of consumer brands including: CANDIE’S ®, BONGO ®, JOE BOXER ®, RAMPAGE ®, MUDD ®, MOSSIMO ®, LONDON FOG ®, OCEAN PACIFIC ®, DANSKIN ®, ROCAWEAR ®, CANNON ®, ROYAL VELVET ®, FIELDCREST ®, CHARISMA ®, STARTER ®, WAVERLY ®, ZOO YORK ®, UMBRO ®, LEE COOPER ®, ECKO UNLTD. ®, MARC ECKO ®, and ARTFUL DODGER ®. In addition, Iconix owns interests in the MATERIAL GIRL ®, ED HARDY ®, HYDRAULIC®, TRUTH OR DARE ®, MODERN AMUSEMENT ®, BUFFALO ® and PONY ® brands. The Company licenses its brands to a network of leading retailers and manufacturers that touch every major segment of retail distribution in both the U.S. and worldwide. Through its in-house business development, merchandising, advertising and public relations departments, Iconix manages its brands to drive greater consumer awareness and equity.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements include projections regarding the Company’s beliefs and expectations about future performance and, in some cases, may be identified by words like “anticipate,” “assume,” “believe,” “continue,”

“could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek” and similar terms or phrases. These statements are based on the Company’s beliefs and assumptions, which in turn are based on information available as of the date of this press release. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement and could harm the Company’s business, prospects, results of operations, liquidity and financial condition and cause its stock price to decline significantly. Many of these factors are beyond the Company’s ability to control or predict. Important factors that could cause the Company’s actual results to differ materially from those indicated in the forward-looking statements include, among others: the ability of the Company’s licensees to maintain their license agreements or to produce and market products bearing the Company’s brand names, the Company’s ability to retain and negotiate favorable licenses, the Company’s ability to meet its outstanding debt obligations and the events and risks referenced in the sections titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and subsequent Quarterly Reports on Form 10-Q and in other documents filed or furnished with the Securities and Exchange Commission. Our forward-looking statements do not reflect the potential impact of any acquisitions, mergers, dispositions, business development transactions, joint ventures or investments we may enter into or make in the future. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements are made only as of the date hereof and the Company undertakes no obligation to update or revise publicly any forward-looking statements, except as required by law.

Media contact:

David K. Jones Executive Vice President and Chief Financial Officer

Iconix Brand Group, Inc.

djones@iconixbrand.com

212-819-2069